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Exhibit 10.2

[Execution Copy]

STOCK PURCHASE AGREEMENT

BY AND AMONG

PFI HOLDINGS CORP.

AND

EACH OF THE PURCHASERS NAMED HEREIN

DATED AS OF NOVEMBER 3, 2003

TABLE OF CONTENTS

Section 1.	Authorization and Closing	1
1A.	Authorization of the Preferred Stock and Common Stock	1
1B.	Purchase and Sale of the Preferred Stock and Common Stock	1
1C.	The Closing	1
Section 2.	Conditions of Each Purchaser's Obligation at the Closing	2
2A.	Representations and Warranties; Covenants	2
2B.	Certificate of Incorporation	2
2C.	Stockholders Agreement	2
2D.	Registration Agreement	2
2E.	Stock Option Plan	2
2F.	Employment Agreements	2
2G.	Executive Stock Agreements	2
2H.	Nonsolicitation and Confidentiality Agreements	2
2I.	Director Indemnification Agreements	2
2J.	Intentionally Omitted	3
2K.	Sale of the Preferred Stock and Common Stock to Each Purchaser	3
2L.	Acquisition Agreement	3
2M.	Bank Agreement	3
2N.	Litigation	3
2O.	Filings	3
2P.	Governmental Consents and Approvals	3
2Q.	Waiver	3
Section 3.	Representations and Warranties of the Company	3
3A.	Organization, Corporate Power and Licenses	3
3B.	Capital Stock and Related Matters	3
3C.	Subsidiaries; Investments	4
3D.	Authorization; No Breach	4
3E.	Conduct of Business; Liabilities	5
Section 4.	Definitions	5
4A.	Definitions	5
Section 5.	Miscellaneous	6
5A.	Expenses	6
5B.	Remedies	6
5C.	Purchaser's Investment Representations	6
5D.	Consent to Amendments	7
5E.	Survival of Representations and Warranties	7
5F.	Successors and Assigns	8
5G.	Severability	8
5H.	Entire Agreement	8
5I.	Counterparts	8
5J.	Descriptive Headings; Interpretation	8
5K.	Governing Law	8
5L.	Notices	9
5M.	No Strict Construction	9

i

SCHEDULES AND EXHIBITS

Schedule of Purchasers

Exhibit A	—	Certificate of Incorporation
Exhibit B	—	Stockholders Agreement
Exhibit C	—	Registration Agreement
Exhibit D-1	—	Stock Option Plan
Exhibit D-2	—	Form of Time Vesting Stock Option Agreement
Exhibit D-3	—	Form of Qualified Sale Vesting Stock Option Agreement
Exhibit E-1	—	Form of Employment Agreement for Ingrid Jackel-Marken
Exhibit E-2	—	Form of Employment Agreement for Jeff Rogers
Exhibit E-3	—	Secondment Agreement
Exhibit F	—	Form of Executive Stock Agreement
Exhibit G-1	—	Form of Protection of Trade Secrets, Nonsolicitation and Confidentiality Agreement for Ingrid Jackel-Marken and Jeff Rogers
Exhibit G-2	—	Form of Protection of Trade Secrets, Nonsolicitation and Confidentiality Agreement for André Pieters
Exhibit H	—	Form of Director Indemnification Agreement

ii

PFI HOLDINGS CORP.
 STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT is made as of November 3, 2003, by and among PFI Holdings Corp., a Delaware corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 4 hereof.

        WHEREAS, pursuant to this Agreement, the Company desires to issue and sell and the Purchasers desire to purchase an aggregate of 29,875.349 shares of the Company's Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock"), for an aggregate purchase price of $29,875,349, and an aggregate of 8,000,000 shares of the Company's common stock, par value $0.01 per share, par value $.01 per share (the "Common Stock"), for an aggregate purchase price of $800,000;

        WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of the date hereof, by and among the Company, Pierre Fabre, Inc., a New York corporation ("Target"), PFI Acquisition Corp., a New York corporation and a wholly owned subsidiary of the Company ("Acquisition Corp.") and Pierre Fabre Dermo-Cosmetique, S.A., a French société anonyme ("Seller") (as such agreement may be amended or modified from time to time in accordance with its terms, the "Acquisition Agreement"), Acquisition Corp. will purchase (the "Acquisition") all of the outstanding capital stock of Target;

        WHEREAS, the Purchasers are purchasing the Preferred Stock and Common Stock hereunder in order to provide a portion of the financing necessary to consummate the Acquisition; and

        WHEREAS, the purchase and sale of the Preferred Stock and the Common Stock contemplated by this Agreement will be consummated contemporaneously with the consummation of the Acquisition pursuant to the terms of the Acquisition Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Purchasers and the Company hereby agree as follows:

        Section 1.    Authorization and Closing.

        1A.    Authorization of the Preferred Stock and Common Stock.    The Company shall authorize the issuance and sale to the Purchasers of an aggregate of 29,875.349 shares of Preferred Stock and an aggregate of 8,000,000 shares of Common Stock, each having the rights and preferences set forth in the Certificate of Incorporation (as defined below).

        1B.    Purchase and Sale of the Preferred Stock and Common Stock.    At the Closing (as defined below), the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Preferred Stock and Common Stock set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at the price set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto. The sale of the Preferred Stock and Common Stock to each Purchaser shall constitute a separate sale hereunder.

        1C.    The Closing.    The closing of the separate purchases and sales of the Preferred Stock and Common Stock (the "Closing") shall take place at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601, or at such other place as may be mutually agreeable to each of the Purchasers and the Company, at 10:00 a.m., local time, on the date hereof or at such other time as may be mutually agreeable to each of the Purchasers and the Company. At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Preferred Stock and Common Stock to be purchased by such Purchaser registered in such Purchaser's name, upon payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company prior to the Closing, in the amounts set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto.

        Section 2.    Conditions of Each Purchaser's Obligation at the Closing.    The obligation of each Purchaser to purchase and pay for the Preferred Stock and Common Stock to be purchased by such Purchaser at the Closing is subject to the satisfaction as of the Closing of the following conditions:

        2A.    Representations and Warranties; Covenants.    The representations and warranties contained in Section 3 hereof shall be true and correct at and as of the Closing as though then made and the Company shall have performed all of the covenants required to be performed by it hereunder prior to the Closing.

        2B.    Certificate of Incorporation.    The Company's Certificate of Incorporation (the "Certificate of Incorporation") shall include the provisions set forth in Exhibit A attached hereto, shall be in full force and effect under the laws of the State of Delaware as of the Closing and shall not have been amended or modified.

        2C.    Stockholders Agreement.    The Company, the Purchasers and Seller shall have entered into a stockholders agreement in the form of Exhibit B attached hereto (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        2D.    Registration Agreement.    The Company, the Purchasers and Seller shall have entered into a registration agreement in the form of Exhibit C attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        2E.    Stock Option Plan.    The Company shall have adopted a stock option plan in the form of Exhibit D-1 attached hereto (the "Stock Option Plan"), and forms of stock option agreements in the form of Exhibit D-2 and Exhibit D-3 attached hereto (the "Stock Option Agreements"), and the Stock Option Plan shall be in full force and effect as of the Closing and shall not have been amended or modified.

        2F.    Employment Agreements.    Target shall have entered into employment agreements with each of Ingrid Jackel-Marken and Jeff Rogers in the form of Exhibits E-1 and E-2 attached hereto (the "Employment Agreements"), respectively, and each of the Employment Agreements shall be in full force and effect as of the Closing. Target shall have entered into a Secondment Agreement with Seller and André Pieters in the form of Exhibits E-3 attached hereto (the "Secondment Agreement"), and the Secondment Agreement shall be in full force and effect as of the Closing.

        2G.    Executive Stock Agreements.    The Company shall have entered into executive stock purchase agreements, in the form of Exhibit F attached hereto (the "Executive Stock Agreements"), with each of Ingrid Jackel-Marken and Jeff Rogers, and the Executive Stock Agreements shall not have been amended or modified and shall be in full force and effect as of the Closing and the transactions contemplated thereby shall have been consummated simultaneously with the Closing hereunder in accordance with the terms of the Executive Stock Agreements.

        2H.    Nonsolicitation and Confidentiality Agreements.    Target and each of Ingrid Jackel-Marken and Jeff Rogers shall have entered into a protection of trade secrets, nonsolicitation and confidentiality agreement in the form of Exhibit G-1 attached hereto, and Target and André Pieters shall have entered into a protection of trade secrets, nonsolicitation and confidentiality agreement in the form of Exhibit G-2 attached hereto (each, a "Nonsolicitation Agreement"), and each of the Nonsolicitation Agreements shall be in full force and effect as of the Closing.

        2I.    Director Indemnification Agreements.    The Company and each of the directors designated pursuant to the Stockholders Agreement shall have entered into a director indemnification agreement in the form of Exhibit H attached hereto (the "Director Indemnification Agreements"), and the Director Indemnification Agreements shall be in full force and effect as of the Closing.

        2J.    Intentionally Omitted.

        2K.    Sale of the Preferred Stock and Common Stock to Each Purchaser.    The Company shall have simultaneously sold to each Purchaser the Preferred Stock and Common Stock to be purchased by such Purchaser hereunder at the Closing and shall have received payment therefor in full as provided herein.

        2L.    Acquisition Agreement.    The Acquisition Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified and the Acquisition shall have been consummated simultaneously with the Closing hereunder in accordance with the terms of the Acquisition Agreement.

        2M.    Bank Agreement.    Acquisition Corp. and Bank shall have entered into the Senior Loan Documents providing for loans to Acquisition Corp. in form and substance satisfactory to each Purchaser, and the Senior Loan Documents shall be in full force and effect as of the Closing and shall not have been amended or modified and the financing contemplated thereby shall have been consummated simultaneously with the Closing hereunder in accordance with the terms of the Senior Loan Documents.

        2N.    Litigation.    No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

        2O.    Filings.    The Company and Acquisition Corp. shall have made all filings required to be made by the Company and Acquisition Corp., respectively, and shall have obtained all permits and other authorizations required to be obtained by the Company and Acquisition Corp., respectively, under all applicable federal and state securities laws to consummate the transactions contemplated by this Agreement in compliance with such laws.

        2P.    Governmental Consents and Approvals.    The Company, Acquisition Corp. and the Purchasers shall have received or obtained all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby, in each case on terms and conditions satisfactory to the Purchasers.

        2Q.    Waiver.    Any condition specified in this Section 2 may be waived if consented to by the Purchasers.

        Section 3.    Representations and Warranties of the Company.    As a material inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock and Common Stock hereunder, the Company hereby represents and warrants that:

        3A.    Organization, Corporate Power and Licenses.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

        3B.    Capital Stock and Related Matters.

          (i)  As of the Closing and after giving effect to the transactions contemplated by this Agreement and the transactions contemplated by the Acquisition Agreement, the authorized capital stock of the Company shall consist of (a) 40,000 shares of Preferred Stock, of which 37,432.710 shares shall be issued and outstanding, and (b) 13,000,000 shares of Common Stock, of which 10,023,750 shares shall be issued and outstanding and 2,500,000 of which shall be reserved for issuance upon exercise of stock options to be issued under the Stock Option Plan. As of the Closing, neither the Company nor any of its Subsidiaries shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Common Stock and except for any options issued under the Stock Option Plan as of the Closing. As of the Closing, neither the Company nor any of its Subsidiaries shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth in the Certificate of Incorporation and except pursuant to any rights exercised by the Company pursuant to the Stockholders Agreement or the Executive Stock Agreements. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

         (ii)  There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Preferred Stock or Common Stock hereunder. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Preferred Stock and Common Stock hereunder does not require registration under the Securities Act or any applicable state securities laws.

        3C.    Subsidiaries; Investments.    Each of Acquisition Corp. and Target are corporations duly formed, validly existing and in good standing under the laws of the State of New York. Each of the Subsidiaries of Acquisition Corp. and Target are corporations duly formed, validly existing and in good standing under the laws of their respective states of incorporation. Effective at the Closing, upon merger of Acquisition Corp. with and into Target, all of the equity interests of Target shall be owned by the Company, free and clear of any Lien (other than the Liens in favor of the Bank pursuant to the Senior Loan Documents and any inchoate tax Liens) and are not subject to any option or right to purchase any such equity interests.

        3D.    Authorization; No Breach.    The execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party and the offering, sale and issuance of the Preferred Stock and Common Stock hereunder have been duly authorized by the Company. This Agreement and all other agreements and instruments contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditor's rights). The execution and delivery by the Company of this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock and Common Stock hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien (other than any Lien in favor of the lenders under the Senior Loan Documents and any inchoate tax Liens) upon the Company's or any of its Subsidiaries' capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, or any law, statute, rule or regulation to which the Company or any of its Subsidiaries is subject, or any agreement, instrument, order, judgment or decree to which the Company or any of its Subsidiaries is subject.

        3E.    Conduct of Business; Liabilities.    Except as contemplated by this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party (including the Acquisition Agreement) and the consummation of the transactions contemplated herein and therein, prior to the Closing, the Company has not conducted any business, incurred any expenses, obligations or liabilities or entered into any contracts or agreements.

        Section 4.    Definitions.

        4A.    Definitions.    For the purposes of this Agreement, the following terms have the meanings set forth below:

        "Bank" means Union Bank of California, N.A., as agent for the lenders pursuant to the Senior Loan Documents.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any filing or agreement to a file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other that to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement), or any subordination arrangements in favor of another Person.

        "Officer's Certificate" means a certificate signed by the Company's chief executive officer, president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

        "Options" means options to purchase Common Stock which are issued under the Stock Option Agreements in accordance with the Stock Option Plan.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Restricted Securities" means (i) the Preferred Stock and Common Stock issued hereunder, (ii) the Common Stock and Preferred Stock issued under the Executive Stock Agreements, (iii) the Common Stock issued upon exercise of the Options, and (iv) any securities issued with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 5C have been delivered by the Company in accordance with the Stockholders Agreement. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 5C.

        "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

        "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

        "Senior Loan Documents" means the Credit Agreement, of even date herewith, by and among Acquisition Corp., the Bank and the Lenders named therein, and all other agreements and instruments contemplated thereby, in each case as the same may be amended and modified from time to time in accordance with their respective terms.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member or general partner of such limited liability company, partnership, association or other business entity.

        Section 5.    Miscellaneous.

        5A.    Expenses.    The Company shall pay, and hold each Purchaser and its affiliates and all holders of Preferred Stock and Common Stock purchased hereunder harmless against liability for the payment of, (i) all costs, fees and expenses incurred by the Purchasers or any of their respective affiliates in connection with the negotiation and execution of this Agreement, the Acquisition Agreement and that certain Note Purchase Agreement dated the date hereof by and among Acquisition Corp. and the purchasers named therein (the "Note Purchase Agreement") and the consummation of the transactions contemplated hereby and thereby (including fees and expenses of legal counsel, accountants, consultants and other representatives and consultants and due diligence (including travel-related) fees and expenses) and the fees and expenses incurred by the Purchasers with respect to any amendments or waivers (whether or not the same became effective) under or in respect of this Agreement, the Note Purchase Agreement, the agreements and instruments contemplated hereby and thereby, the Certificate of Incorporation or the Notes (as defined in the Note Purchase Agreement) (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company, Acquisition Corp. or Target), (ii) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the Note Purchase Agreement, the agreements contemplated hereby and thereby, the Certificate of Incorporation and the Notes, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement, the Note Purchase Agreement or the issuance, delivery or acquisition of any Preferred Stock, Common Stock or Notes and (iv) the reasonable fees and expenses incurred by each Purchaser in any filing with any governmental agency with respect to its investment in the Company, Acquisition Corp. or Target or in any other filing with any governmental agency with respect to the Company or any of its Subsidiaries which mentions such Person.

        5B.    Remedies.    Each holder of Preferred Stock and Common Stock shall have all rights and remedies set forth in this Agreement or the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

        5C.    Purchaser's Investment Representations.

          (i)  Each Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

    "The securities represented by this certificate were originally issued on November 3, 2003, have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or transferred in the absence of an effective registration statement under the Act or an exemption from registration thereunder. The transfer of the securities represented by this certificate is subject to the conditions specified in the Stock Purchase Agreement, dated as of November 3, 2003, and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

         (ii)  Each Purchaser has been given full access to all information regarding the Company (including access to the Acquisition Agreement and the Senior Loan Documents) that it has requested from the Company and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Preferred Stock and Common Stock to be purchased by it hereunder. Each Purchaser is capable of evaluating and has evaluated the merits and risks of its purchase of the Preferred Stock and Common Stock hereunder and is able to bear the economic risk of its investment in the Preferred Stock and Common Stock.

        (iii)  Each Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its prospective investment in the Preferred Stock and Common Stock, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

        (iv)  Each Purchaser recognizes that it must bear the economic risk of the investment represented by its purchase of the Preferred Stock and Common Stock for an indefinite period. Each Purchaser understands that neither the Preferred Stock nor the Common Stock has been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof and that the Company's reliance on such exemption is predicated upon the representations of the Purchasers set forth herein.

         (v)  Each Purchaser has the requisite power and authority to purchase the Restricted Securities to be purchased by such Purchaser hereunder. This Agreement is a valid and binding obligation of such Purchaser enforceable in accordance with its terms.

        (vi)  The representations and warranties in this paragraph 5C are made severally by each Purchaser with respect to such Purchaser and not jointly with respect to all Purchasers.

        5D.    Consent to Amendments.    The provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Preferred Stock and a majority of the Common Stock issued and sold hereunder; provided that if there is no Preferred Stock outstanding, the provisions of this Agreement may be amended and the

Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Common Stock issued and sold hereunder. No course of dealing between the Company and the holder of any Preferred Stock or Common Stock issued and sold hereunder or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders hereunder. For purposes of this Agreement, shares of Preferred Stock or Common Stock held by the Company or any of its Subsidiaries shall not be deemed to be outstanding.

        5E.    Survival of Representations and Warranties.    All representations and warranties contained herein or made in writing by any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

        5F.    Successors and Assigns.    Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Restricted Securities are also for the benefit of, and enforceable by, any subsequent holder of such Restricted Securities. If a sale, transfer, assignment or other disposition of any Restricted Securities is made in accordance with the provisions of this Agreement to any Person and such Restricted Securities remain Restricted Securities immediately after such disposition, such Person shall, at or prior to the time such Restricted Securities are acquired, execute a counterpart of this Agreement with such modifications thereto as may be necessary to reflect such Person's agreement to become a party to, and to be bound by, all covenants, terms and conditions of this Agreement as theretofore amended.

        5G.    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        5H.    Entire Agreement.    This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

        5I.    Counterparts.    This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

        5J.    Descriptive Headings; Interpretation.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation and shall mean in each instance "including without limitation."

        5K.    Governing Law.    All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        5L.    Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, sent by telecopy (with receipt confirmed) on a business day during regular business hours of the recipient (or, if not, on the next succeeding business day) or two business days after being sent by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address indicated below:

Pierre Fabre, Inc. 1055 West 8th Street Azusa, California 91702 Attn: Chief Executive Officer Telephone: (626) 334-3395 Telecopy: (626) 812-9462
with copies to (which shall not constitute notice to the Company):
Summit Partners, L.P. 499 Hamilton Avenue Palo Alto, California 94301
Attention:	Walter G. Kortschak Craig D. Frances
Telephone:	(415) 321-1166
Telecopy:	(415) 321-1188
Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601
Attention:	Ted H. Zook, P.C.
Telephone:	(312) 861-2000
Telecopy:	(312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

        5M.    No Strict Construction.    The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

*        *        *        *        *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

PFI HOLDINGS CORP.
By:	/s/ Andre Pieters
Its:	President
SUMMIT VENTURES V, L.P.
By:	Summit Partners V, L.P., its General Partner
By:	Summit Partners, LLC, its General Partner
By:	/s/ Walter Kortschak Member
SUMMIT V COMPANION FUND, L.P.
By:	Summit Partners V, L.P.,
Its	General Partner
By:	Summit Partners, LLC,
Its:	General Partner
By:	/s/ Walter Kortschak Member
SUMMIT V ADVISORS (QP) FUND, L.P.
By:	Summit Partners V, L.P.,
Its:	General Partner
By:	Summit Partners, LLC,
Its:	General Partner
By:	/s/ Walter Kortschak Member
SUMMIT V ADVISORS FUND, L.P.
By:	Summit Partners V, L.P.
Its:	General Partner
By:	Summit Partners, LLC
Its:	General Partner
By:	/s/ Walter Kortschak Member

SUMMIT VENTURES VI-A, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners VI (GP), LLC
Its:	General Partner
By:	/s/ Walter Kortschak Member
SUMMIT VENTURES VI-B, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners VI (GP), LLC
Its:	General Partner
By:	/s/ Walter Kortschak Member
SUMMIT VI ADVISORS FUND, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners VI (GP), LLC
Its:	General Partner
By:	/s/ Walter Kortschak Member
SUMMIT VI ENTREPRENEURS FUND, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners VI (GP), LLC
Its:	General Partner
By:	/s/ Walter Kortschak Member
SUMMIT INVESTORS VI, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners, VI (GP), LLC
Its:	General Partner
By:	/s/ Walter Kortschak Member

SUMMIT SUBORDINATED DEBT FUND II, L.P.
By:	Summit Partners SD II, LLC
Its:	General Partner
By:	Stamps, Woodsum & Co. IV
Its:	Managing Member
By:	/s/ Walter Kortschak General Partner

SCHEDULE OF PURCHASERS

Name and Address	Number of Shares of Series A Preferred Stock	Purchase Price for Series A Preferred Stock	Number of Shares of Common Stock	Purchase Price for Common Stock	Total Purchase Price
Summit Ventures V, L.P. c/o Summit Partners, L.P. 499 Hamilton Avenue Suite 200 Palo Alto, CA 94301 Attn: Walter G. Kortschak Craig D. Frances	5,520.647	$5,520,647	1,419,000	$141,900	$5,662,547
Summit V Companion Fund, L.P. c/o Summit Partners, L.P. 499 Hamilton Avenue Suite 200 Palo Alto, CA 94301 Attn: Walter G. Kortschak Craig D. Frances	3,744.617	$3,744,617	962,500	$96,250	$3,840,867
Summit V Advisors (QP) Fund, L.P. c/o Summit Partners, L.P. 499 Hamilton Avenue Suite 200 Palo Alto, CA 94301 Attn: Walter G. Kortschak Craig D. Frances	530.935	$530,935	136,470	$13,647	$544,582
Summit V Advisors Fund, L.P. c/o Summit Partners, L.P. 499 Hamilton Avenue Suite 200 Palo Alto, CA 94301 Attn: Walter G. Kortschak Craig D. Frances	162.251	$162,251	41,700	$4,170	$166,421
Summit Ventures VI-A, L.P. c/o Summit Partners, L.P. 499 Hamilton Avenue Suite 200 Palo Alto, CA 94301 Attn: Walter G. Kortschak Craig D. Frances	13,474.834	$13,474,834	3,463,490	$346,349	$13,821,183
Summit Ventures VI-B, L.P. c/o Summit Partners, L.P. 499 Hamilton Avenue Suite 200 Palo Alto, CA 94301 Attn: Walter G. Kortschak Craig D. Frances	5,619.542	$5,619,542	1,444,442	$144,442	$5,763,984
Summit VI Advisors Fund, L.P. c/o Summit Partners, L.P. 499 Hamilton Avenue Suite 200 Palo Alto, CA 94301 Attn: Walter G. Kortschak Craig D. Frances	280.239	$280,239	72,030	$7,203	$287,442

Summit VI Entrepreneurs Fund, L.P. c/o Summit Partners, L.P. 499 Hamilton Avenue Suite 200 Palo Alto, CA 94301 Attn: Walter G. Kortschak Craig D. Frances	430.261	$430,261	110,590	$11,059	$441,320
Summit Investors VI, L.P. c/o Summit Partners, L.P. 499 Hamilton Avenue Suite 200 Palo Alto, CA 94301 Attn: Walter G. Kortschak Craig D. Frances	112.023	$112,023	28,790	$2,879	$114,902
Summit Subordinated Debt Fund II, L.P. c/o Summit Partners, L.P. 499 Hamilton Avenue Suite 200 Palo Alto, CA 94301 Attn: Walter G. Kortschak Craig D. Frances	0.000	—	321,010	$32,101	$32,101
Totals:	29,875.349	$$29,875,349	8,000,000	$800,000	$30,675,349

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  Exhibit 10.2
  [Execution Copy]
STOCK PURCHASE AGREEMENT BY AND AMONG PFI HOLDINGS CORP. AND EACH OF THE PURCHASERS NAMED HEREIN DATED AS OF NOVEMBER 3, 2003
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